Exhibit 10.4

Execution Copy

SECOND SHARE KUN-PLEDGE AGREEMENT

THIS SECOND SHARE KUN-PLEDGE AGREEMENT (this “Pledge Agreement”) is entered into as of April 27, 2011, by and among:

(1)	SUNPOWER CORPORATION, a Delaware corporation (the “Pledgor”);

(2)	THE FINANCIAL INSTITUTIONS listed in Schedule I hereto (individually a “Pledgee” and collectively, the “Pledgees”, which term shall include their respective successors, transferees and assigns); and

(3)	UNION BANK, N.A., as administrative agent for the Lenders (as defined below) (in such capacity, the “Administrative Agent”, which term shall include its successors, transferees and assigns).

RECITALS

WHEREAS:

(A)
The Pledgor, the guarantors from time to time party thereto, the Administrative Agent, and the Pledgees, as lenders have entered into that certain Credit Agreement, dated as of October 29, 2010, by and among (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Original Credit Agreement”) pursuant to which the Pledgees have agreed to make the Loan to or for the benefit of the Pledgor on and subject to the terms and conditions set forth therein.

(B)
The Pledgor is the legal and beneficial owner of shares of Woongjin Energy Co., Ltd., a company organized under the laws of the Republic of Korea (“Korea”), having its principal office at 1316 Gwanpyeong-dong, Yoosung-ku, Daejeon, Korea (the “Company”), the details of which are specified in Schedule II hereto (together with any Additional Shares (as defined below), the “Pledged Shares”).

(C)
Pursuant to the Original Credit Agreement, the Pledgor, the Pledgees and Administrative Agent entered into that certain Pledge Agreement dated as of October 29, 2010 (the “First Share Pledge Agreement”) whereby Pledgor granted a kun-pledge (Kun-Jil-Kwon) to the Pledgees and the Administrative Agent of all Pledged Shares owned by the Pledgor pursuant to the terms and conditions therein.

(D)
The Borrower, the guarantors from time to time party thereto and the Administrative Agent have entered into that First Amendment and Consent to Credit Agreement (the “First Amendment Agreement”) as of April 19, 2011 amending the Original Credit Agreement (the Original Credit Agreement as amended by the First Amendment Agreement, the “Credit Agreement”).

(E)	Pursuant to the First Amendment Agreement, the First Share Pledge Agreement and the

Share Kun-Pledge Agreement

kun-pledge over the Pledge Shares created thereunder were terminated.

(F)
Subject to the terms and conditions of the Credit Agreement, the Pledgor and the Pledgees wish to reinstate the kun-pledge over the Pledged Shares, and accordingly to enter into this Pledge Agreement whereby the Pledgor grants a kun-pledge (Kun-Jil-Kwon) to the Pledgees and the Administrative Agent of all Pledged Shares owned by the Pledgor pursuant to the terms and conditions herein.

(G)	Upon execution, this Pledge Agreement is the Korean Share Pledge referred to in the Credit Agreement.

NOW, THEREFORE, it is agreed as follows:

Section 1. Interpretation

1.1
Words and expressions defined in the Credit Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Pledge Agreement. References to any agreement or document shall be construed as references to such agreement or document as varied, amended, novated or supplemented from time to time. In addition, as used in this Pledge Agreement:

1.2
“Additional Shares” means any and all Equity Interests in the Company in which the Pledgor acquires any beneficial interest at any time after the date of this Pledge Agreement (including, without limitation, any newly issued shares subscribed for by the Pledgor in the Company).

1.4	“Secured Obligations” shall mean the Obligations, as defined in the Credit Agreement, including, without limitation, all of the Pledgor's obligations hereunder and under the other Loan Documents.

1.6	“Securities Company” means Daishin Securities Co., Ltd.

Section 2. Establishment of Kun-Pledge

2.1
The Pledgor hereby pledges to the Pledgees by way of first priority kun-pledge (the “Kun-Pledge”, kun-jilkwon in Korean), all of its right, title and interest in the Pledged Shares, and the Pledgees hereby accept such Kun-Pledge of the Pledged Shares, as collateral security for the due and punctual payment, performance and discharge in full of the Secured Obligations.

2.2
The Pledgor hereby agrees to provide a Kun-Pledge in favor of the Pledgees over all of its rights, title and interests in the Additional Shares, substantially simultaneously with the acquisition of such Additional Shares, and the Pledgees accept such Kun-Pledge over such Additional Shares pursuant to the terms and conditions contained herein, as collateral security for the due and punctual payment, performance and discharge in full of the Secured Obligations. For the avoidance of doubt, the Pledgor and the Pledgees

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hereby agree that, following the acquisition of or subscription for any Additional Shares by the Pledgor, the Pledgor and the Pledgees need not enter into a separate agreement in respect of such Additional Shares or express any intention to provide the Kun-Pledge contemplated in this Section 2.2 (other than the Supplemental Agreement pursuant to Section 4.1(d)).

2.3
As security for the due and punctual payment, performance and discharge in full of the Secured Obligations, the Pledgor hereby assigns to the Pledgees all of its rights, title, interest, benefits and claims with respect to the Pledged Shares

Section 3. Pledgor's Representations and Warranties

The Pledgor, on the date hereof and throughout the term of this Pledge Agreement, represents and warrants to the Administrative Agent and the Pledgees that as of the date hereof:

(a)	it owns the shares identified in Schedule II hereto, and such shares were duly authorized and issued and are fully paid-in and non-assessable;

(b)	it has full rights, titles and interests in the Pledged Shares free and clear of all Liens (save for the Kun-Pledge created hereunder);

(c)	it has not pledged, assigned or otherwise transferred to any third party any interest in the Pledged Shares (other than the Kun-Pledge pursuant to this Pledge Agreement);

(d)
it is duly organized, validly existing under the laws of the jurisdiction of its organization and has all necessary corporate power, authority and legal right to execute, deliver, and perform its obligations under, this Pledge Agreement;

(e)	it has taken all steps necessary to authorize its execution, delivery and performance of this Pledge Agreement;

(f)	it has obtained all authorizations from Governmental Authorities in any jurisdiction and any third parties necessary in order to execute, deliver and perform this Pledge Agreement;

(g)
its execution, delivery and performance of this Pledge Agreement are not in conflict with any applicable Law, its Organization Documents, or any indenture, deed, agreement or undertaking entered into by it or by which it is bound;

(h)	this Pledge Agreement constitutes the legal, valid and binding obligations of the Pledgor enforceable in accordance with its terms;

(j)
this Pledge Agreement is in proper legal form under the law of Korea for the enforcement thereof against the Pledgor under such law, and all formalities required in Korea to be taken by the Pledgor for the validity and enforceability of

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the Pledge Agreement have been or will be accomplished: and

(k)
the Pledged Shares are deposited with the Korea Securities Depository through the Securities Company, and the name and address of the Pledgor is registered in the registry of client account of the Securities Company for the Securities Account (the “Securities Account Registry”).

Section 4. Pledgor's Obligations

The Pledgor hereby agrees and undertakes to the Administrative Agent and the Pledgees that:

4.1	At any time before the Obligations of the Company under the Loan Documents have been unconditionally and irrevocably paid and discharged in full:

(a)
it shall not initiate or concur in: (i) the appointment of any receiver, manager, liquidator, trustee or similar officer for the Company or any of its assets, properties or revenues; or (ii) any proceeding for the winding up or voluntary or involuntary reorganization, composition or bankruptcy of the Company;

(b)	it shall not assign, transfer, sell, further pledge or otherwise encumber any of the Pledged Shares; and

(c)	it shall from time to time promptly, but in any event no later than seven Business Days, upon the acquisition of or the subscription for (as applicable) any Additional Shares:

A.
execute and deliver a supplemental agreement (the “Supplemental Agreement”, which shall form part of this Pledge Agreement), together with the Administrative Agent on behalf of the Pledgees, substantially in the form of Exhibit B hereto (or such other form reasonably satisfactory to the Administrative Agent) to the Administrative Agent; and

B.
cause the Company to record the name and address of each of the Pledgees in the shareholders registry of the Company as the pledgees of such Additional Shares and deliver the copy of such shareholders registry to the Administrative Agent.

4.2
Immediately upon the execution of this Pledge Agreement, it shall cause the Securities Company to: (i) register the name and address of each Pledgee in the Securities Account Registry as the pledgee of the Pledged Shares and to deliver to the Administrative Agent a copy of the Securities Account Registry showing that such pledge has been registered; (ii) do all such acts as may be necessary in order for the Administrative Agent to be able to enforce the pledge over the Pledged Shares in the Securities Account without any further consent, authorization or action by the Pledgor, including, but not limited to, executing and delivering to the Administrative Agent a Confirmation of the

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Establishment of Kun-Pledge in the form and substance acceptable to the Administrative Agent; and (iii) do all such acts as may be necessary in order for the Administrative Agent to be able to update the Securities Account Registry, including the names and addresses of Pledgees, without any further consent, authorization or action by the Pledgor.

Section 5. Dividends and Voting Rights

Prior to the Administrative Agent's issuance of a notice following the occurrence and during the continuance of an Event of Default as defined in the Credit Agreement, the Pledgor shall be entitled to exercise in its sole discretion, with respect to the Pledged Shares, all rights and powers, conferred by statute or otherwise, upon an absolute owner of such Pledged Shares and, subject to the terms of the Credit Agreement, to receive all dividends, interest, principal or other payments of money declared or made with respect to the Pledged Shares, provided, that after the receipt by the Pledgor of such notice from the Administrative Agent, and during the continuance of such Event of Default, the Administrative Agent may, subject to the terms of the Loan Documents and in accordance with applicable Law, exercise or cause to be exercised in respect of any Pledged Shares any voting rights and rights to receive dividends, interest, principal or other payments of money, as the case may be, forming a part of the Pledged Shares and rights conferred on or exercisable by the bearer or holder thereof in its capacity as such.

Section 6. Enforcement by Administrative Agent and Pledges

6.1
If an Event of Default under the Credit Agreement has occurred and is continuing, and the Pledgor has received notice of the same from the Administrative Agent, the Administrative Agent on its own behalf and on behalf of the Pledgees shall become forthwith entitled to put into force and to exercise all or any of the rights and power possessed by the Pledgees as pledgees of the Pledged Shares, including without limitation, the power to:

(a)
transfer any or all of the Pledged Shares from the Securities Account to a Pledgee's or the Administrative Agent's securities account by giving a written notice in the form and substance attached to Confirmation of the Establishment of Kun-Pledge as Exhibit 1to the Securities Company;

(b)
exercise, to the extent permitted by applicable Law, all voting, consensual and other powers of ownership pertaining to the Pledged Shares as if the Pledgees were the sole and absolute owners thereof (and the Pledgor agrees that at such time and upon the Administrative Agent's request it will take all such actions as may be necessary to give effect to such right);

(c)
demand, sue for, collect or receive, in the name of the Administrative Agent or in the name of the Pledgor, any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Shares, but shall be under no obligation to do so; and

(d)	to the extent permitted by and in accordance with applicable Law, assign, sell or

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otherwise dispose of the Pledged Shares to such person, at a public or a private sale, and upon such terms as the Administrative Agent may reasonably determine, and the Administrative Agent or any Pledgee or anyone else may be the purchaser, pledgee or recipient of any or all of the Pledged Shares and thereafter hold the same absolutely, free from any claims or rights whatsoever, including any rights of redemption, of the Pledgor.

6.2
If the proceeds (as defined below) of such sale, collection or other realization of all or any part of the Pledged Shares pursuant to Section 6.1 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for such deficiency.

6.3
The Administrative Agent and the Pledgees shall incur no liability as a result of the sale of the Pledged Shares or any part thereof, at any public or private sale pursuant to Section 6.1 hereof and otherwise. The Pledgor hereby waives any claims against the Administrative Agent or any Pledgee arising by reason of the fact that the price at which the Pledged Shares have been sold at such private sale may be less than the price at which it could have been sold otherwise

6.4
The proceeds (as defined below) of any sale or other realization of all or any part of the Pledged Shares shall be applied by the Administrative Agent in accordance with the Credit Agreement. As used in this Section 6, the “proceeds” shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Pledged Shares, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor.

Section 7. Attorney-in-fact

The Pledgor hereby irrevocably appoints the Administrative Agent its true and lawful attorney-in-fact with full power to require, demand and receive any and all moneys and claims for money due and to become due under or with respect to its Shares and to take any action or execute any instrument which the Administrative Agent may deem necessary to accomplish the purpose hereof; provided, that the Administrative Agent shall not exercise the authority conferred above unless and until the Administrative Agent on behalf of the Pledgees is permitted to exercise any of the rights pursuant to Section 6.1. The Pledgor shall execute the Power of Attorney attached hereto as Exhibit A on the date of this Pledge Agreement and the date on which the Pledgor acquires any and all Additional Shares (if any), and hereby authorizes the Administrative Agent to fill in the date on the executed Power of Attorney at its discretion. The Administrative Agent agrees not to exercise its rights under such power of attorney except in connection with the exercise of remedies under Section 6.

Section 8. Assignment

This Pledge Agreement and the Kun-Pledge created hereunder shall be binding upon and inure to the benefit of the Pledgor, the Administrative Agent and the Pledgees and their respective successors and permitted assigns. The Administrative Agent and any Pledgee may, to the extent

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permitted by and in accordance with the Credit Agreement and applicable Law, at any time assign all or any part (to the extent permitted by the Credit Agreement) of its rights or obligations hereunder to any party (each an “Assignee”). The parties hereto agree that to the extent of any assignment, the Assignee shall be deemed to have the same rights and benefits under this Pledge Agreement as it would have had if it were a signatory Pledgee hereunder, and the Pledgor shall ensure that procedures set forth in Section 4.3 or Section 4.4, as applicable, are promptly completed with respect to the Assignee. The Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.

Section 9. Further Assurance

The Pledgor agrees that at any time and from time to time upon the written request of the Administrative Agent, it shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably request in order to perfect and/or protect any Lien granted or purported to be granted hereby or to enable the Administrative Agent and the Pledgees to exercise and enforce their rights and remedies hereunder with respect to the Pledged Shares pledged by this Pledge Agreement.

Section 10. Termination and Release of Securities

The term of this Pledge Agreement shall begin on the signing date of this Pledge Agreement and end on the date on which all Secured Obligations shall have been unconditionally and irrevocably paid and discharged in full and none of the Pledgees shall be under any further actual or contingent obligation to make any advance or provide other financial accommodation to any obligor or any other person under any of the Loan Documents. Upon termination of this Pledge Agreement, the Administrative Agent and the Pledgees shall at the request and cost of the Pledgor promptly release and discharge this Pledge Agreement and the Kun-Pledge created hereunder

Section 11. Miscellaneous

11.1	Notices. All notices, requests and other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement.

11.2
Severability. If any of the provisions of this Pledge Agreement shall contravene any Law or be held invalid, this Pledge Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

11.3
Amendments, Changes and Modifications. This Pledge Agreement shall not be amended, changed, modified, altered or terminated, unless the prior written approval of the Pledgor and the Administrative Agent is obtained. This Pledge Agreement shall not be amended by an oral agreement.

11.4	Counterparts. This Pledge Agreement may be executed in multiple counterparts, each

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of which, when executed, shall constitute an original but all of which together shall constitute one and the same instrument.

11.5	Heading. Headings and titles herein are for convenience only and shall not affect the construction or interpretation of this Pledge Agreement.

11.6
Entire Agreement. This Pledge Agreement, together with other Loan Documents, is intended by the parties as the written final expression of each party's obligations and rights in connection with the Kun-Pledge of the Pledged Shares and the Security Assignment and supersedes all prior and contemporaneous understandings or agreements concerning the subject matter hereof. The Kun-Pledge is made in conjunction with the security interest granted to the Agent under the Pledge Agreement dated October 29, 2010 by and between the Pledgor as grantor and the Administrative Agent as administrative agent for the Lenders governed by the laws of the State of California (the “U.S. Pledge Agreement”).  The rights, powers and remedies of the Administrative Agent and the Pledgees with respect to the Kun-Pledge are in addition to those set forth in the Credit Agreement, the U.S. Pledge Agreement and the other Loan Documents, and those which are now or hereafter available to the Administrative Agent or any Pledgee as a matter of law or equity.  Each right, power and remedy of the Administrative Agent and/or the Pledgees provided for herein or in the Credit Agreement, the U.S. Pledge Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein, and the exercise by the Administrative Agent or any Pledgee of any one or more of the rights, powers or remedies provided for in this Pledge Agreement, the Credit Agreement, the U.S. Pledge Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including the Administrative Agent, of any or all other rights, powers or remedies.

11.7
Conflict. In the case of a conflict between the provisions of this Pledge Agreement and the provisions of Credit Agreement, the provisions of the Credit Agreement shall prevail. In the case of a conflict between the provisions of this Pledge Agreement and the provisions of the pledge agreement dated October 29, 2010 between the Pledgor and the Administrative Agent, which pledge agreement is governed by the laws of the State of California, the provisions of this Pledge Agreement shall prevail.

11.8
No Waiver. Neither the Administrative Agent nor any Pledgee shall, by any act, delay, indulgence, omission or otherwise, except by an express written instrument clearly indicating an intention to waive, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent and the Pledgees, any rights, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.9	Remedies Cumulative. The rights and remedies provided herein are cumulative and

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may be exercised individually or concurrently, and are not exclusive of any other rights or remedies provided by Law.

11.10
Action by Pledgees. To the extent permitted by Law, all notices which may be given to the Pledgees hereunder, and all rights and remedies which may be exercised by the Pledgees hereunder, shall be given or exercised by and through the Administrative Agent and not by any one or more Pledgees directly.

11.11
Governing Law and Jurisdiction. This Pledge Agreement and the security created pursuant hereto shall be governed by the laws of Korea in all respects, including matters of construction, validity and performance. The parties hereto agree that any legal action or proceeding arising out of or relating to this Pledge Agreement may be brought in the Seoul Central District Court in Seoul, Korea and the Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of such court.

(Signature pages to follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Share Kun-Pledge Agreement to be duly executed as of the day and year first above written.

PLEDGOR

SUNPOWER CORPORATION

By    /s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: EVP & CFO

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ADMINISTRATIVE AGENT

UNION BANK, N.A.

By    /s/ James B. Goudy
Name: James B. Goudy
Title: Vice President

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PLEDGEE

UNION BANK, N.A.

By/s/ James B. Goody Name: James B. Goody Title: Vice President

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PLEDGEE

HSBC BANK USA, NATIONAL ASSOCIATION By /s/ Jason A. Huck Name: Jason Alexander Huck Title: Vice President, Relationship Manager

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SCHEDULE I

List of Pledgees

UNION BANK, N.A.

HSBC BANK USA, NATIONAL ASSOCIATION

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SCHEDULE II

Details of Pledged Shares

WOONGJIN ENERGY CO., LTD.

Shareholder	Type of Shares	Number of Shares
Sunpower Corporation	Ordinary	19,398,510 shares of common stock; representing 31.24% of all issued and outstanding shares of the Company

EXHIBIT A

FORM OF POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT that we, Sunpower Corporation (the “Shareholder”), do hereby constitute and appoint Union Bank, N.A. (the “Bank”) as the true and lawful attorney-in-fact with full power and authority on behalf and in the name of the Shareholder to exercise all or any of the rights and power conferred on the Shareholder in respect of the shares of Woongjin Energy Co., Ltd. (listed in the Appendix attached hereto) (the “Pledged Shares”), including without limitation, the right and power to:

(a)
exercise, to the extent permitted by applicable Law, all voting, consensual and other powers of ownership pertaining to the Pledged Shares as if the Bank were the sole and absolute owners thereof (and the Shareholder agrees that at such time and upon the Bank's request it will take all such actions as may be necessary to give effect to such right);

(b)
demand, sue for, collect or receive, in the name of the Bank or in the name of the Shareholder, any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Shares, but shall be under no obligation to do so; and

(c)
to the extent permitted by and in accordance with applicable Law, assign, sell or otherwise dispose of the Pledged Shares to such person, at a public or a private sale, and upon such terms as the Bank may reasonably determine, and the Bank or any Pledgee or anyone else may be the purchaser, pledgee or recipient of any or all of the Pledged Shares and thereafter hold the same absolutely, free from any claims or rights whatsoever, including any rights of redemption, of the Pledgor.

Words and expressions defined in the Second Share Kun-Pledge Agreement dated as of April 27, 2011 by and among, inter alios, the Shareholder as pledgor, the financial institutions listed in Schedule I thereto as pledgees and the Bank as Administrative Agent (as amended and supplemented) shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Power of Attorney.

The undersigned hereby confirms, and undertakes to confirm, all actions to be taken by the attorney-in-fact duly appointed hereunder.

IN WITNESS WHEREOF, the undersigned hereunto affixed his name and signature as of April 27 20_11_.

SUNPOWER CORPORATION

By:    /s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: EVP & CFO

Appendix

Details of Pledged Shares

WOONGJIN ENERGY CO., LTD.

Shareholder	Type of Shares	Number of Shares
Sunpower Corporation	Ordinary	19,398,510 shares of common stock; representing 31.24% of all issued and outstanding shares of the Company

EXHIBIT B

FORM OF SUPPLEMENTAL AGREEMENT

1.    We make reference to the Second Share Kun-Pledge Agreement (as amended and supplemented, the “Pledge Agreement”) dated April 27, 2011entered into by and among Sunpower Corporation as pledgor (the “Pledgor”), the financial institutions listed in Schedule I thereto as pledgees (individually, a “Pledgee” and collectively, the “Pledgees” which term shall include their respective successors in title, permitted assigns and permitted transferees from time to time) and Union Bank, N.A., acting individually for itself and for the benefit of the Pledgees as Administrative Agent (the “Administrative Agent”, which term shall include its successors in title, permitted assigns and permitted transferees from time to time). This Pledge agreement shall constitute a “Supplemental Agreement” for the purposes of Section 4.1(d) of the Pledge Agreement.

2.     Words and expressions defined or referred to in the Pledge Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meaning when used in this Supplemental Agreement.

3.     Pursuant to Section 4.1(d) of the Pledge Agreement, and in order to secure the payment, performance and discharge in full of the Secured Obligations, the Pledgor hereby pledges by way of first priority kun-pledge in favour of the Pledgees all of its rights, title and interests in Additional Shares as listed in the Annex 1 attached hereto.

4.     By execution of this Supplemental Agreement, it shall be deemed that this Supplemental Agreement constitutes a part of the Pledge Agreement and that this Supplemental Agreement, taken together with the Pledge Agreement, shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed as of April 27, 2011.

PLEDGOR

SUNPOWER CORPORATION

By    ________________________________
Name:
Title:

ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AND ALL THE PLEDGEES

UNION BANK, N.A.

By    _________________________________
Name: J. William Bloore
Title: Vice President

Annex 1. to the Supplemental Agreement

DETAILS OF ADDITIONAL SHARES

WOONGJIN ENERGY CO., LTD.

Shareholder	Type of Shares	Number of Shares
Sunpower Corporation

SHARE KUN-PLEDGE AGREEMENT

dated as of April 27, 2011

among

SUNPOWER CORPORATOIN
as Pledgor

THE FINANCIAL INSTITUTIONS
named herein as Pledgees

UNION BANK, N.A.
as Administrative Agent

relating to

CREDIT AGREEMENT DATED AS OF OCTOBER 29, 2010

CONTENTS

Section	Page
Section 1.	Interpretation	1
Section 2.	Establishment of Kun-Pledge	2
Section 3.	Pledgor's Representations and Warranties	3
Section 4.	Pledgor's Obligations	4
Section 5.	Dividends and Voting Rights	5
Section 6.	Enforcement by Administrative Agent and Pledges	5
Section 7.	Attorney-in-fact	6
Section 8.	Assignment	6
Section 9.	Further Assurance	7
Section 10.	Termination and Release of Securities	7
Section 11.	Miscellaneous	7

SCHEDULES

Schedule I	List of Pledgees
Schedule II	Details of Shares

EXHIBITS

Exhibit A	Form of Power of Attorney
Exhibit B	Form of Supplemental Agreement